CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of October 15, 2010 (the “Agreement”) by and between Edward Karr, an individual (the “Consultant”), and California Gold Corp. (the “Company”).

WHEREAS, the Company desires to engage Consultant as a consultant and in connection therewith to provide certain consulting services related to the Company’s business and Consultant is willing to be engaged by the Company as a consultant and to provide such services, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1.           Consulting.   The Company hereby retains Consultant, and Consultant hereby agrees to make himself available as a consultant to the Company, upon the terms and subject to the conditions contained herein.

2.           Duties of Consultant.     During the Consultant Term (as hereinafter defined), Consultant shall provide the Company with such regular and customary capital markets and corporate finance consulting advice as is reasonably requested by the Company, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement.  It is understood and acknowledged by the parties that the value of Consultant’s advice is not readily quantifiable, and that although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, in good faith, Consultant shall not be obligated to spend any specific amount of time in so doing. Consultant’s duties may include but will not necessarily be limited to, providing recommendations concerning the following matters:

(i)          Investor introductions, strategic introductions to potential industry partners

Notwithstanding the foregoing, the services to be rendered by the Consultant to the Company shall not (unless the Consultant is appropriately licensed, registered or  there is an exemption available from such licensing or registration) include, directly or indirectly: any activities which require the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

3.           Term.  Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date hereof (the “Effective Date”) and shall continue for a period of ninety (90) days.  The Consultant Term may be extended upon the mutual agreement of the Company and the Consultant.

4.           Compensation. In consideration of the services to be rendered by Consultant hereunder, during the Consultant Term the Company agrees to grant to the Consultant 4,000,000 shares of common stock of the Company.

5.           Representations and Warranties of the Consultant.  This Agreement and the issuance and grant of the common stock hereunder is made by the Company in reliance upon the express representations and warranties of the Consultant, which by acceptance hereof the Consultant confirms that:

(a) The Shares granted to him pursuant to this Agreement are being acquired by him for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Shares. It is understood that the Shares have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends, among other things, upon the bona fide nature of his representations as expressed herein;

(b)  The Shares must be held by the Consultant indefinitely unless they are subsequently registered under the Act and any applicable state securities laws, or an exemption from such registration is available. The Company is under no obligation to register the Shares or to make available any such exemption; and

(c)  Consultant further represents that Consultant has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition and to obtain additional information reasonably necessary to verify the accuracy of such information,

(d)  Unless and until the Shares represented by this Grant are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefore and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

(e)  Consultant understands that he or she will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, as of the date of grant, exceeds the price paid by Consultant, if any. The acceptance of the Shares by Consultant shall constitute an agreement by Consultant to report such income in accordance with then applicable law. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Consultant's then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Consultant to make a cash payment to cover such liability.

5.           Termination.   The Company may, in its discretion and at its option terminate this Agreement at any time.

6. Reimbursement.  The Company will reimburse Consultant for all reasonable out-of-pocket expenses incurred in connection with this Agreement.

7.           Confidential Information.   Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Consulting Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses,  financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”).  Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that she will not, unless expressly authorized in writing by the Company, at any time during the Consulting Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, she will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information.  All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Consulting Term shall remain the property of the Company.  Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

8.           Independent Contractor.  It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes shall be one of independent contractor.  Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

9.           Consultant’s Services to Others.  The Company acknowledges that Consultant or its affiliates are in the business of providing financial services and consulting advice to others.  Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering such advice to others.  Consultant acknowledges that the Company may hire other consultants to provide services similar to those provided by the Consultant.

10.         Conflict of Interest.  The Consultant and the Company hereby agree that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement.

11.         Waiver of Breach.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

12.         Binding Effect; Benefits.  None of the parties hereto may assign his or its rights hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such consent shall be null and void and without effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

13.         Notices.  All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to :               James Davidson
c/o Gottbetter & Partners LLP
488 Madison Avenue, 12th Floor
New York, NY 10022-5718

If to the Consultant, to:

12.         Entire Agreement; Amendments.  This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

13.         Severability.  The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

14.         Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.  The parties hereto each hereby submits herself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.

15.         Headings.  The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

16.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

California Gold Corp.

By:
James Davidson
CEO

Date:_____________________

Individual:

By:
Edward Karr

Date:_________________________